Exhibit 10.4

Listing Fee Loan Agreement

Party A: Wuhu Wanzhi Local Financial Regulatory Bureau (hereinafter referred to as “Party A”)

Party B: Anhui Xinxu New Materials Co., Ltd. (hereinafter referred to as “Party B”)

Since Party B intends to go public on NASDAQ (hereinafter referred to as the “US Stock”), Party A and Party B signed the Listing Fee Loan Agreement on June 11, 2021, and the loan term is from June 11, 2021 to June 10, 2023. In order to ensure the progress of the listing application of the enterprise, the two parties have decided to renew as the following agreement:

I. Loan Amount

Party B borrows RMB 4,000,000.00 (Four Million Yuan) from Party A.

II. Purpose of the Loan

Enterprise listing and restructuring costs.

III. Loan Term

The term of the loan is for three years:

From June 11, 2023 to June 10, 2026. If Party B is successfully listed on the US stock market within three years, the loan will automatically be converted into a listing incentive fund to Party B.

IV. Interest Rates on Loans

1. If Party B is successfully listed on the US stock market during the loan term, no interest will be charged;

2. If Party B fails to go public on the US stock market within the loan term, the loan shall be repaid upon maturity. The interest will be calculated based on the latest Loan Prime Rate (LPR) with a five-year reference period. Upon maturity, the principal and interest will be repaid in full to Party A.

V. Lending Guarantees

Party B hereby appoints Wuhu WanZhi SME Financing Guarantee Co., Ltd. to provide full guarantee for the principal and interest (if applicable) of this loan. Party B shall provide counter-guarantee to Wuhu WanZhi SME Financing Guarantee Co., Ltd. with its own real estate and equipment. For counter guarantee, specific matters shall be signed by each party separately.

VI. Liability for Breach of Contract by Party B for Overdue Repayment

If Party B fails to list on the US stock market or withdraws from the listing plan during the loan term, and if Party B fails to repay the principal and interest within one month after the loan maturity date or re-signs a repayment extension agreement, the interest will be calculated at the latest Loan Prime Rate (LPR) on the maturity date, plus an additional 80 basis points (1 basis point = 0.01%, calculated to the nearest 0.01 basis point).

If Party B fails to go public in the United States, and Party A considers it necessary to continue to provide Party B with restructuring cost support, both parties shall sign a new loan agreement.

VII. This Agreement Is Made in Four Copies, Which Shall Come Into Force Upon Being Signed and Sealed by Both Parties, and Each Party Shall Hold Two Copies.

Party A (Official Seal):	Party B (Official Seal):

[Seal Affixed Here]	[Seal Affixed Here]

Signature of representative:	Signature of representative:

/s/ Xiaobin Shu	/s/ Jinchun Cheng